SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2003

Diacrin, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20139	22-3016912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 96, 13th Street Charlestown Navy Yard Charlestown, MA		02129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 242-9100

N/A

(Former name or former address, if changed since last report)

Item 5.                      Other Events

On April 15, 2003, Diacrin, Inc. (“Diacrin”) and GenVec, Inc. (“GenVec”), jointly announced that they have entered into a definitive merger agreement under which GenVec will acquire Diacrin in a strategic transaction, with GenVec as the surviving corporation.

Each share of Diacrin common stock will be exchanged for 1.5292 shares of GenVec common stock in a tax-free reorganization as provided in the Agreement and Plan of Merger (the “Plan of Merger”), dated as of April 14, 2003, by and between GenVec and Diacrin, providing for the merger of Diacrin with and into GenVec (the “Merger”).  The Plan of Merger is set forth as Annex A to the Agreement and Plan of Reorganization (the “Reorganization Agreement”, together, with the Plan of Merger, the “Merger Agreement”), dated as of April 14, 2003, by and between GenVec and Diacrin.  A copy of the Reorganization Agreement is filed as Exhibit 2 hereto and is incorporated herein by reference.  Based upon GenVec’s closing share price of $1.46 on April 14, 2003, the transaction is valued at approximately $40.4 million or $2.23 per diluted Diacrin common share outstanding.

GenVec is expected to have approximately $50 million in cash and investments at the end of 2003.  GenVec’s existing shareholders will own approximately 45.5% of the combined company and Diacrin’s existing shareholders will own approximately 54.5%.  The transaction, which has been approved by the boards of directors of both companies, is subject to approval by the shareholders of each company and other customary closing conditions.  The transaction is anticipated to close in the third quarter of 2003.

Following the consummation of the transaction, Dr. Thomas H. Fraser, PhD, will become Chairman of the Board of the combined company.  Paul H. Fischer, PhD, will remain as Chief Executive Officer and a new 9-member Board of Directors will be in place with 5 representatives from GenVec and 4 from Diacrin.

This report contains statements relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding future revenues and operating expenses, the anticipated closing date of the acquisition and the effect of the acquisition on the business of the combined company, and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act.  There is no assurance as to whether or when the transaction will close or that its anticipated benefits will be realized.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “plan,” “outlook,” “prospect,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  GenVec and Diacrin caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical experience: risks relating to the early stage of product candidates under development, risks relating to the parties’ ability to identify and enter into agreements with potential collaborative partners, uncertainties relating to clinical trials, dependence on third parties, future capital needs, risks relating to the commercialization, if any, of proposed product candidates (such as marketing, regulatory, patent, product liability, supply, competition and other risks); and delays in completing the acquisition.  The parties’ SEC reports identify additional factors that can affect forward-looking statements.  These forward-looking statements speak only as of the date of this press release, and neither GenVec nor Diacrin assumes any duty to update forward-looking statements.

The foregoing descriptions of and references to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents that are filed herewith and incorporated herein by reference.

Item 7.                                      Financial Statements, Pro Forma Financial Information and Exhibits.

                      (a) Not Applicable.

                      (b) Not Applicable.

                      (c) Exhibits.

                The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
2	Agreement and Plan of Reorganization, dated as of April 14, 2003, by and between GenVec, Inc. and Diacrin, Inc. (including the Agreement and Plan of Merger as Annex A thereto).

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIACRIN, INC.
(Registrant)

/s/ Thomas H. Fraser
Thomas H. Fraser, Ph.D.
President and
Chief Executive Officer

Date: April 17, 2003

EXHIBIT INDEX

Exhibit Number	Description
2	Agreement and Plan of Reorganization, dated as of April 14, 2003, by and between GenVec, Inc. and Diacrin, Inc. (including the Agreement and Plan of Merger as Annex A thereto). Filed herewith.